Exhibit 99.1

Lawrence E. Dewey to retire as Chairman and CEO of Allison Transmission in May 2018

Longest-serving head of Allison led company’s transition from its time as a division of General Motors to an independent public company

INDIANAPOLIS – Dec. 21, 2016 – The board of directors for Allison Transmission Holdings Inc. (NYSE: ALSN) today announced that it has entered into a new employment agreement with Chairman and CEO Lawrence E. Dewey. The agreement runs through May 31, 2018 at which time Dewey, currently 60 years old, intends to retire.

The board will consider both internal and external candidates to assume Allison Transmission’s CEO position in 2018 and will implement a leadership transition plan prior to Dewey’s retirement.

“We are extremely thankful for Larry’s dedicated leadership and we respect his request to retire,” said Thomas W. Rabaut, lead director of the board and chairman of the Nominating and Corporate Governance Committee for Allison. “He has successfully guided Allison through several periods of significant change and positioned it well for the future. We are confident that the transition plan will be well executed.”

Dewey will be retiring after a career spanning 44 years, which includes serving as CEO since 2007. As the longest-serving head of Allison in its 100 year-plus history, he oversaw the company’s transition from being a division of General Motors Co., to becoming an independent company with private equity ownership, to offering equity on the New York Stock Exchange in 2012 and, for the last four years, as an independent public company.

“As Allison enters its second century I’m energized about the opportunities that lie ahead for this great company and its talented employees, both in the U.S. and around the world,” said Dewey. “Over the next 18 months, I plan to work closely with the board to ensure a smooth and successful transition of the company’s leadership.”

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles, and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles, U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact

Melissa Sauer

Executive Director, Corporate Affairs & Communications

melissa.sauer@allisontransmission.com

317-242-5000